Exhibit 99.3

Restricted Stock Unit No.________

DERMTECH, INC.

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Restricted Stock Unit Award Grant under the

DermTech, Inc. Amended and Restated 2010 Stock Plan

1.	Name and Address of Participant:

2.	Date of Grant of
Restricted Stock Units:

3.	Maximum Number of Shares underlying
Restricted Stock Units:

4.	Vesting of Restricted Stock Units: The Restricted Stock Units shall vest as follows provided the Participant is an Employee, Director or Consultant of the Company or of a Participating Company on the applicable vesting date set forth below (provided that the number of Shares vesting on each date shall be rounded down to the nearest whole number, whilst the number of Shares vesting on the final vesting date shall be the remaining unvested balance of the Shares):

	Number of Restricted Stock Units	Vesting Date

The Company and the Participant acknowledge receipt of this Restricted Stock Unit Award Grant Notice and agree to the terms of the Restricted Stock Unit Agreement attached hereto and incorporated by reference herein, the DermTech, Inc. Amended and Restated 2010 Stock Plan and the terms of this Restricted Stock Unit Award as set forth above.

DermTech, Inc.

By:

Name:

Title:

Participant

1

Restricted Stock Unit No.________

DERMTECH, INC.

EXECUTIVE

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Restricted Stock Unit Award Grant under the

DermTech, Inc. Amended and Restated 2010 Stock Plan

1.	Name and Address of Participant:

2.	Date of Grant of
Restricted Stock Units:

3.	Maximum Number of Shares underlying
Restricted Stock Units:

4.	Vesting of Restricted Stock Units: The Restricted Stock Units shall vest as follows provided the Participant is an Employee, Director or Consultant of the Company or of a Participating Company on the applicable vesting date set forth below (provided that the number of Shares vesting on each date shall be rounded down to the nearest whole number, whilst the number of Shares vesting on the final vesting date shall be the remaining unvested balance of the Shares):

	Number of Restricted Stock Units	Vesting Date

Notwithstanding the foregoing, in the event Participant (i) is terminated other than for Cause (as defined below), death or Disability (as defined in the DermTech, Inc. Amended and Restated 2010 Stock Plan (the “Plan”)) or (ii) resigns for Good Reason (as defined below) during a period beginning three months prior to and ending 18 months following a Change in Control (as defined in the Plan) the number of Restricted Stock Units that are then unvested shall vest in full upon such termination or resignation.

“Cause” shall, for purposes of this Executive Restricted Stock Unit Award Grant Notice, have (i) the meaning assigned to such term in Participant’s employment agreement, written offer of employment or other applicable written agreement between the Participant and a Participating Company, or (ii) if not defined in such agreement, the meaning assigned to such term in the Plan.

“Good Reason” shall, for purposes of this Executive Restricted Stock Unit Award Grant Notice, (i) have the meaning assigned to such term in Participant’s employment agreement, written offer of employment or other applicable written agreement between the Participant and a Participating Company, or (ii) if not defined in such agreement, mean the occurrence of any of the following events or conditions, without Participant’s express written consent: (A) a material reduction in Participant’s base salary or bonus potential; (B) a material reduction in Participant’s duties, responsibilities or authority, including, without limitation, changes in Participant’s reporting structure resulting from a Change in Control (as defined in the Plan); (C) a change in geographic location at which Participant must perform services that results in an increase in the one-way commute of Participant by more than 50 miles; or (D) a successor of the Company does not assume Participant’s employment agreement, written offer of employment or other similar agreement between the Participant and a Participating Company; provided that Participant has provided notice to the Company of the condition giving rise to “Good Reason” within one hundred and twenty (120) days of Participant’s knowledge of the existence of such condition, and the Company has not remedied such condition in the thirty (30) days following such notice.

1

The Company and the Participant acknowledge receipt of this Executive Restricted Stock Unit Award Grant Notice and agree to the terms of the Restricted Stock Unit Agreement attached hereto and incorporated by reference herein, the Plan and the terms of this Restricted Stock Unit Award as set forth above.

DermTech, Inc.

By:

Name:

Title:

Participant

2

Restricted Stock Unit No.________

DERMTECH, INC.

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Restricted Stock Unit Award Grant under the

DermTech, Inc. Amended and Restated 2010 Stock Plan

1.	Name and Address of Participant:

2.	Date of Grant of
Restricted Stock Units:

3.	Maximum Number of Shares underlying
Restricted Stock Units:

4.	Vesting of Restricted Stock Units: The Restricted Stock Units shall vest as follows provided the Participant is an Employee, Director or Consultant of the Company or of a Participating Company on the applicable vesting date set forth below (provided that the number of Shares vesting on each date shall be rounded down to the nearest whole number, whilst the number of Shares vesting on the final vesting date shall be the remaining unvested balance of the Shares):

	Number of Restricted Stock Units	Vesting Date

Notwithstanding the foregoing, in the event of a Change in Control (as defined in the DermTech, Inc. Amended and Restated 2010 Stock Plan) while the Participant is a Director of the Company the number of Restricted Stock Units that are then unvested shall vest in full immediately prior to the Change in Control.

The Company and the Participant acknowledge receipt of this Non-Employee Director Restricted Stock Unit Award Grant Notice and agree to the terms of the Restricted Stock Unit Agreement attached hereto and incorporated by reference herein, the DermTech, Inc. Amended and Restated 2010 Stock Plan and the terms of this Restricted Stock Unit Award as set forth above.

DermTech, Inc.

By:

Name:

Title:

Participant

1

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

DERMTECH, INC.

RESTRICTED STOCK UNIT AGREEMENT

DermTech, Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Unit (the “Grant Notice”) to which this Restricted Stock Unit Agreement (the “Restricted Stock Unit Agreement”) is attached an award for the number of Restricted Stock Units set forth in the Grant Notice. Each Restricted Stock Unit represents a contingent entitlement of the Participant to receive one share of common stock, on the terms and conditions and subject to all the limitations set forth in the Grant Notice and this Restricted Stock Unit Agreement. The Restricted Stock Units have been granted pursuant to and shall in all respects be subject to the terms and conditions of the DermTech, Inc. Amended and Restated 2010 Stock Plan (the “Plan”), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this Restricted Stock Unit Agreement and the Plan, (b) accepts the Restricted Stock Units subject to all of the terms and conditions of the Grant Notice, this Restricted Stock Unit Agreement and the Plan, and (c) agrees that all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Restricted Stock Unit Agreement or the Plan shall be binding and conclusive, unless fraudulent or made in bad faith.

1. DEFINITIONS AND CONSTRUCTION.

(a) Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(b) Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Restricted Stock Unit Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Restricted Stock Unit Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Restricted Stock Units shall be determined by the Board. All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the Restricted Stock Units, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the Restricted Stock Units or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Restricted Stock Units. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3. VESTING.

Subject to the terms and conditions set forth in this Restricted Stock Unit Agreement, the Restricted Stock Units granted hereby shall vest as set forth in the Grant Notice and are subject to the other terms and conditions of this Restricted Stock Unit Agreement and the Plan. On each vesting date set forth in the Vesting of Award provision of the Grant Notice, the Participant shall be entitled to receive such number of shares of Stock equivalent to the number of Restricted Stock Units provided that, on such vesting date, the Participant is an Employee, Director or Consultant of the Company or of a Participating Company. Such shares of Stock shall thereafter be delivered by the Company to the Participant as set forth in Section 4. If the Participant ceases to be, for any reason, an Employee, Director or Consultant of the Company or any Participating Company prior to a vesting date set forth in the Grant Notice, then as of the date on which such relationship is terminated with the Participant, all unvested Restricted Stock Units shall immediately be forfeited to the Company and be of no further force or effect.

4. RELEASE OF SHARES.

(a) Release Date. Subject to Section 5 hereof, the Company shall issue on the applicable vesting date in certificated or uncertificated form shares of Stock equal to the number of vested Restricted Stock Units.

(b) Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the Restricted Stock Units. Except as provided by the preceding sentence, a certificate for the shares under this Restricted Stock Unit Agreement shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

(c) Restrictions on Issuance of Shares. The grant of the Restricted Stock Units and the issuance of shares of Stock upon settlement of the Restricted Stock Units shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Participant may not be issued any shares of Stock upon settlement of the Restricted Stock Units unless either (i) the Shares are then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. As of the date of this Restricted Stock Unit Agreement the shares of Stock have not been registered under the Securities Act and consequently the shares of Stock must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available, or they are sold in accordance with Rule 144 or Rule 701 under the Securities Act. The Company is under no obligation to register the shares of Stock and Rule 144 under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the shares of Stock and, in any event, is available only if certain conditions are satisfied. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

(d) Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of Restricted Stock Units.

5. TAX WITHHOLDING.

The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Restricted Stock Unit Agreement or the shares of Stock to be issued pursuant hereto shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that if under applicable law the Participant will owe taxes at each vesting date on the portion of the Award then vested the Participating Company shall be entitled to immediate payment from the Participant of the amount of any tax or other amounts required to be withheld by the Participating Company Group by applicable law or regulation. Any taxes or other amounts due shall be paid, at the option of the Company as follows:

(a) through reducing the number of shares of Stock entitled to be issued to the Participant on the applicable vesting date in an amount equal to the statutory minimum of the Participant’s total tax and other withholding obligations due and payable by the Participating Company. Fractional shares will not be retained to satisfy any portion of the withholding obligation. Accordingly, the Participant agrees that in the event that the amount of withholding required would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant’s paycheck;

(b) requiring the Participant to deposit with the Participating Company an amount of cash equal to the amount determined by the Company to be required to be withheld with respect to the statutory minimum amount of the Participant’s total tax and other withholding obligations due and payable by the Participating Company Group or otherwise withholding from the Participant’s paycheck an amount equal to such amounts due and payable by the Participating Company Group; or

(c) if the Company believes that the sale of shares can be made in compliance with applicable securities laws, authorizing, at a time when the Participant is not in possession of material nonpublic information, the sale by the Participant on the applicable vesting date of such number of shares of Stock as the Company instructs a registered broker to sell to satisfy the Participating Company Group’s withholding obligation, after deduction of the broker’s commission, and the broker shall be required to remit to the Company the cash necessary in order for the Participating Company Group to satisfy its withholding obligation. To the extent the proceeds of such sale exceed the withholding obligation the Company agrees to pay such excess cash to the Participant as soon as practicable. In addition, if such sale is not sufficient to pay the withholding obligation the Participant agrees to pay to the Participating Company as soon as practicable, including through additional payroll withholding, the amount of any withholding obligation that is not satisfied by the sale of shares of Stock. The Participant agrees to hold the Participating Company Group and the broker harmless from all costs, damages or expenses relating to any such sale. The Participant acknowledges that the Company and the broker are under no obligation to arrange for such sale at any particular price. In connection with such sale of shares of Stock, the Participant shall execute any such documents requested by the broker in order to effectuate the sale of shares of Stock and payment of the withholding obligation. The Participant acknowledges that this paragraph is intended to comply with Section 10b5-1(c)(1)(i)(B) under the Exchange Act.

It is the Company’s intention that the Participant’s tax obligations under this Section 5 shall be satisfied through the procedure of Subsection (c) above, unless the Company provides notice of an alternate procedure under this Section, in its discretion. The Company shall not deliver any shares of Stock to the Participant until it is satisfied that all required withholdings have been made.

6. NONTRANSFERABILITY OF THE RESTRICTED STOCK UNITS.

The Restricted Stock Units shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

7. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the shareholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Restricted Stock Units, in order to prevent dilution or enlargement of the Participant’s rights under the Restricted Stock Units. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

8. RIGHTS AS A SHAREHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a shareholder with respect to any shares covered by the Restricted Stock Units until the date of the issuance of the shares for which the Restricted Stock Units have vested (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 7. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Restricted Stock Unit Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.

9. UNSECURED OBLIGATION.

This Award is unfunded, and even as to any Restricted Stock Units that vest, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Stock. Participant shall not have voting or any other rights as a stockholder of the Company with respect to any shares of Stock acquired pursuant to this Restricted Stock Unit Agreement until Shares are issued pursuant to Section 4 of this Restricted Stock Unit Agreement. Upon such issuance, Participant will obtain full voting and other rights as a stockholder of the Company with respect to the shares of Stock so issued. Nothing contained in this Restricted Stock Unit Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.

10. STOCK DISTRIBUTIONS SUBJECT TO RESTRICTED STOCK UNIT AGREEMENT.

If, from time to time, there is any stock dividend, stock split or other change, as described in Section 7, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Restricted Stock Unit Agreement, then in such event any and all new, substituted or additional securities to which the Participant is entitled by reason of the Participant’s ownership of the shares acquired upon settlement of the Restricted Stock Units shall be immediately subject to this Restricted Stock Unit Agreement with the same force and effect as the shares subject to this Restricted Stock Unit Agreement immediately before such event.

11. LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Restricted Stock Unit Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Restricted Stock Units in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

12. LOCK-UP AGREEMENT.

The Participant hereby agrees that in the event of any underwritten public offering of stock made by the Company pursuant to an effective registration statement filed under the Securities Act, the Participant shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering; provided, further, however, that such one hundred eighty (180) day period may be extended for an additional period, not to exceed twenty (20) days, upon the request of the Company or the underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act. The Participant hereby agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within a reasonable timeframe if so requested by the Company.

13. RESTRICTIONS ON TRANSFER OF SHARES.

No shares acquired upon settlement of the Restricted Stock Units may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Participant), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law in any manner which violates any of the provisions of this Restricted Stock Unit Agreement, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Restricted Stock Unit Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

14. MISCELLANEOUS PROVISIONS.

(a) Termination or Amendment. The Board may terminate or amend the Plan or the Restricted Stock Units at any time; provided, however, that no such termination or amendment may adversely affect the Restricted Stock Units without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to Section 409A of the Code. No amendment or addition to this Restricted Stock Unit Agreement shall be effective unless in writing.

(b) Compliance with Section 409A. The Restricted Stock Units evidenced by this Restricted Stock Unit Agreement are intended to comply with or be exempt from the nonqualified deferred compensation rules of Section 409A of the Code and shall be construed accordingly. In any event, the Company makes no representations or warranties and will have no liability to the Participant or to any other person, if any of the provisions of or payments under this Restricted Stock Unit Agreement are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but that do not satisfy the requirements of Section 409A of the Code. To the extent not so exempt, the delivery of shares in respect of the Restricted Stock Units provided under this Restricted Stock Unit Agreement (and any definitions in this Agreement and in the Grant Notice governing the Award) will be construed in a manner that complies with Section 409A and incorporates by reference all required definitions and payment terms. If this Restricted Stock Unit Agreement is not exempt from, and is therefore deemed to be deferred compensation subject to, Section 409A, and if Participant is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) as of the date of Participant’s separation from service (within the meaning of Treasury Regulations Section 1.409A-1(h)), than the issuance of any shares that would otherwise be made upon the date of Participant’s separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of Participant’s separation from service, with the balance of the shares issued thereafter in accordance with the original issuance schedule, but if and only to the extent that the delay in issuance of the shares is necessary to avoid the imposition of taxation on Participant in respect of the shares under Section 409A. Each installment of Restricted Stock Unit that vests is a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2). Notwithstanding the above, the Company makes no representations to Participant regarding the compliance of this Agreement or the Restricted Stock Units with Section 409A, and Participant is solely responsible for the payment of any taxes or penalties arising under Section 409A(a)(1) of the Internal Revenue Code, or any state law of similar effect, with respect to the grant or vesting of the Restricted Stock Units or the delivery of the shares subject to this Restricted Stock Unit Agreement.

(c) Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Restricted Stock Unit Agreement.

(d) Binding Effect. This Restricted Stock Unit Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

(e) Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Restricted Stock Unit Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(i) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Restricted Stock Unit Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Participant electronically. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(ii) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 14(e)(i) of this Restricted Stock Unit Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 14(e)(i). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 14(e)(i) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 14(e)(i).

(f) Integrated Agreement. The Grant Notice, this Restricted Stock Unit Agreement and the Plan, together with any employment, service or other agreement with the Participant and a Participating Company referring to the Restricted Stock Units, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Restricted Stock Unit Agreement and the Plan shall survive any issuance of shares of Stock and shall remain in full force and effect.

(g) Applicable Law. This Restricted Stock Unit Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

(h) Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.